EXHIBIT 11.0




                      SEACOR HOLDING, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
           FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                     1995 (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                      Three Months Ended                   Nine Months Ended
                                                                         September 30,                       September 30,
                                                                 -----------------------------      ------------------------------
                                                                     1996            1995                1996            1995
                                                                 ------------    -------------      -------------    -------------
EARNINGS PER COMMON SHARE - ASSUMING NO
    DILUTION, AS ADJUSTED FOR COMMON STOCK
    EQUIVALENTS (a)                                              $       0.71    $       0.24       $        2.03    $        0.81

Weighted average shares outstanding                                13,074,963       7,435,320          10,923,340        7,358,055
Shares issuable from assumed conversion of common stock
    equivalents (a)                                                   258,598         135,549             243,339          105,003
      Weighted average shares outstanding, as adjusted           ------------    ------------       --------------   -------------
                                                                   13,333,561       7,570,869          11,166,679        7,463,058
                                                                 ============    ============       =============    =============

EARNINGS PER COMMON SHARE - ASSUMING
    FULL DILUTION                                                $       0.71    $       0.24       $        1.87    $        0.80

Weighted average shares outstanding                                13,074,963       7,435,320          10,923,340        7,358,055
Shares issuable from assumed conversion of common stock
    equivalents                                                       268,646         142,682             259,324          142,682
Shares issuable from assumed conversion of
    6.0% Convertible Subordinated Notes                                     -       2,156,083           1,437,384        2,156,083
Shares issuable from assumed conversion of
    2.5% Convertible Subordinated Notes                                 3,405         156,650             105,568          156,650
                                                                 ------------    ------------       --------------   -------------
      Weighted average shares outstanding, as adjusted             13,347,014       9,890,735          12,725,616        9,813,470
                                                                 ============    ============       =============    =============

NET INCOME FOR EARNINGS PER COMMON
    SHARE COMPUTATION :
Net income for earnings per common share
    computation--assuming no dilution                            $      9,448    $      1,837       $      22,687    $       6,058
    Interest on 6.0% Convertible Subordinated Notes,
      net of income tax effect                                              -             546               1,078            1,651
    Interest and debt discount on 2.5% Convertible
      Subordinated Notes, net of income tax effect                          -              38                  74              113
                                                                 ------------    ------------       -------------    -------------
Net income for earnings per common share
    computation-- assuming full dilution, as adjusted            $      9,448    $      2,421       $      23,839    $       7,822
                                                                 ============    ============       ==============   =============


(a) This computation is submitted in accordance with Regulation S-K item 601(b)(11). For the periods noted, it is contrary to APB Opinion No. 15 as per footnote to paragraph 14 which does not require the inclusion of common stock equivalents in the earnings per share calculation if the dilutive effect is less than 3%.